NETTER DIGITAL ENTERTAINMENT, INC.
                    	DIRECTOR STOCK OPTION AGREEMENT


     This Director Stock Option Agreement (the "Agreement") is made and entered into as of ________________, by and between NETTER
DIGITAL ENTERTAINMENT, INC., a Delaware corporation (the
"Company"), and _________________ ("Optionee"), with reference to the following facts:

     A.	The Company has duly adopted a 1997 Directors' Stock
Option Plan (hereinafter referred to as the "Plan"), under which (1) each present Non-Employee Director who was reelected a director after the Plan was adopted by the Board was granted automatically an initial stock option to purchase 10,000 shares of the Company's Common Stock at Fair Market Value as of the Date of Grant, (2) each present and future Non-Employee Director who was or will be first elected a director after the Plan was adopted by the Board was or will be granted automatically an initial stock option to purchase 30,000 shares of the Company's Common Stock at Fair Market Value as of the Date of Grant, and (3) each present and future Non-Employee Director will be granted automatically an additional stock option to purchase 10,000 shares of the Company's
Common Stock at Fair Market Value as of the Date of Grant on each successive anniversary of the date on which such Non-Employee Director was granted an initial stock option, in order to promote an increased incentive and personal interest in the Company by those individuals who are primarily responsible for shaping the long-range plans of the Company. The Plan is administered by the Committee. All capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings attributed to them in the Plan.

     B.	Optionee became a Non-Employee Director on
________________, and the stock option represented by this Agreement was granted to Optionee automatically on _____________, 19__ (the "Date of Grant").

   NOW, THEREFORE, the parties agree as follows:

     1.	Grant of Option

          The Company has granted to Optionee the right and option (hereinafter referred to as the "Option") to purchase from time to time all or any part of an aggregate of _______ shares (the "Option Shares") of the common stock, $.01 par value, of the Company ("Common Stock") on the terms and conditions set forth in this Agreement.

     2.	Purchase Price

          The purchase price (the "Exercise Price") of each Option Share shall be $_____.

   3.	Option Period

          The Option shall commence on the Date of Grant and shall expire, and all rights to purchase Option Shares shall terminate, at the close of business on the day immediately preceding the fifth anniversary of the Date of Grant, unless terminated earlier as provided in this



Agreement. Subject to the foregoing, the Option shall first be exercisable in full six months and one day after the Date of Grant.

     4.	Exercise of Option

          The Option shall be exercised (in whole or in part) by delivering this Agreement for endorsement to the Company, at its principal office, attention of the Corporate Secretary, together with a Notice and Agreement of Exercise (in the form attached hereto or specified from time to time by the Committee) indicating the number of Option Shares Optionee wishes to purchase and full payment of the Exercise Price of such Option Shares. Payment shall be made in cash, by cashier's or certified check, or by surrender of previously owned shares of the Common Stock valued at Fair Market Value on the date of exercise (if the Committee authorizes payment in stock). In no event shall the Company be required to issue or transfer fractional shares.

     5.	Directorship of Optionee

          5.1	Except as provided in Paragraph 5.2, Optionee may
not exercise the Option unless Optionee serves as a director of the Company continuously from the Date of Grant to the date of exercise.

          5.2	Upon the termination of Optionee's service as a
director of the Company for any reason, the Option (a) to the extent then presently exercisable, shall remain exercisable only for a period of ninety
(90) days after the date of such termination of service and may be exercised pursuant to the provisions hereof, including expiration at the end of the fixed term thereof, and (b) to the extent not then presently exercisable, shall terminate as of the date of such termination of service and shall not be exercisable thereafter.

     6.	Securities Laws Requirements

          6.1	The Option shall not be exercisable unless and until
any applicable registration or qualification requirements of federal and state securities laws and all other requirements of law or any regulatory bodies having jurisdiction over such exercise or issuance and delivery have been fully complied with. The Company will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act of 1933 (the "Securities Act") for the issuance of the Option Shares, but there may be times when no such Registration Statement will be currently effective. Exercise of the Option may be temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If the Option would expire for any reason except the end of its term during such a suspension, then, if exercise of the Option is duly tendered before its expiration, the Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. The Company shall have no obligation to file any Registration Statement covering resales of the Option Shares.

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          6.2	Upon each exercise of the Option, Optionee shall
represent, warrant and agree, by the Notice and Agreement of Exercise delivered to the Company, that (a) no Option Shares will be sold or other-wise distributed in violation of the Securities Act or any other applicable federal or state securities laws, (b) Optionee will furnish to the Company a copy of each Form 4 filed by Optionee pursuant to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934
(the "Exchange Act") and will timely file all reports required under federal securities laws, and (c) Optionee will report all sales of Option Shares to the Company in writing on the form prescribed from time to time by the Company. All certificates for Option Shares may be imprinted with legend conditions reflecting federal and state securities law restrictions and conditions and the Company may comply therewith and issue "stop transfer" instructions to its transfer agents and registrars without liability.

     7.	Withholding Taxes

           The Committee shall have the right at the time of exercise of the Option to make adequate provision in any manner permitted by the Plan for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise, to ensure the payment of any such taxes.

     8.	Non-transferability of Option

          If Optionee is subject to the reporting requirements of
Section 16(a) of the Exchange Act at the time of a proposed transfer, the Option shall be transferable only if such transferability or transfer would not cause the Option to fail to qualify for the exemption provided for in
Section 16b-3 of the Exchange Act, as determined by the Committee in its sole and absolute discretion. The Option may be exercised, during the lifetime of Optionee, only by Optionee and Optionee's legal representative.
 Notwithstanding the foregoing, the Option shall not be assignable by operation of law and shall not be subject to attachment, execution, garnishment, sequestration, the law of bankruptcy or any other legal or equitable process. Any attempted assignment, transfer, pledge, hypothe-cation or other disposition contrary to the provisions of this Agreement, and the levy of any execution, attachment or similar process thereupon, shall be null and void and without effect.

     9.	Changes in Capitalization

          9.1	The number and class of shares subject to the Option,
the Exercise Price (but not the total price) and the minimum number of shares as to which the Option may be exercised at any one time shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock of the Company which results from a split-up or consolidation of shares, payment of a stock div-idend or stock dividends exceeding a total of five percent (5%) for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment, so that upon exercise of the Option, Optionee shall receive the number and class of shares Optionee would have received had Optionee been the holder of the

                              3

number of shares of Common Stock for which the Option is being exer-cised upon the date of such change or increase or decrease in the number of issued shares of the Company.

          9.2	Upon a reorganization, merger or consolidation of the
Company with one or more corporations as a result of which the Company is not the surviving corporation or in which the Company survives as a subsidiary of another corporation, a sale of all or substan-tially all of the property of the Company to another corporation or any dividend or distribution to shareholders of more than ten percent of the Company's assets, adequate adjustment or other provisions shall be made by the Company or other party to such transaction so that there shall remain and/or be substituted for the Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for the Option Shares then remaining under the Option, as if Optionee had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.

     10.	Misconduct of Optionee

          Notwithstanding any other provision of this Agreement, all unexercised Options held by Optionee hereunder shall automatically terminate as of the date Optionee's directorship is terminated, if such directorship is terminated on account of any act of fraud, embezzlement, misappropriation or conversion of assets or opportunities of the Company. Upon such termination of the Option, Optionee shall forfeit all rights and benefits under this Agreement.

     11.	Privileges of Ownership

          Optionee shall not have any of the rights of a stockholder with respect to the shares covered by the Option except to the extent that share certificates have actually been issued and registered in Optionee's name on the books of the Company or its registrar upon the due exercise of the Option. The Company shall be allowed a reasonable time following notice of exercise in which to accomplish the issuance and registration.

     12.	Reference to Plan

          This Agreement and the Option are subject to all of the terms and conditions of the Plan, which are hereby incorporated by reference. In the event of any conflict between this Agreement and the Plan, the provisions of the Plan shall prevail.

     13.	Notices

          Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of its Corporate Secretary at 5125 Lankershim Boulevard, North Hollywood, California 91601, and any notice to be given to Optionee shall be addressed to Optionee at Optionee's address appearing on the records of the Company, or at such other address or addresses as either party may hereafter designate in writing to the other. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope, addressed as herein required and

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deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States Government.

     14.	Governing Law.

          This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the Date of Grant.

                                  "OPTIONEE"


                                   ____________________________________


                                   "COMPANY"

                                   NETTER DIGITAL ENTERTAINMENT, INC.


                                   By__________________________________

                                   Its_________________________________










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                	NETTER DIGITAL ENTERTAINMENT, INC.
	                 NOTICE AND AGREEMENT OF EXERCISE
                     	OF DIRECTOR STOCK OPTION


                                                       _________  , ____

     I hereby exercise my Netter Digital Entertainment, Inc. Director Stock Option dated ______________, as to ______ shares of Netter Digital Entertainment, Inc. common stock, $.01 par value (the "Option Shares").

     Enclosed are the documents and payment specified in Paragraph
4 of my Option Agreement. I understand that no Option Shares will be issued and delivered to me unless and until any applicable registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery have been fully complied with. I hereby represent, warrant and agree, to and with Netter Digital Entertainment, Inc. (the "Company"), that:

     a. The Option Shares are being acquired for my account, and no other person (except, if I am married, my spouse) will own any interest therein.

     b. I will not sell or dispose of my Option Shares in violation of the Securities Act or any other applicable federal or state securities laws.

     c. The Company may, without liability, place legend conditions upon the Option Shares and issue "stop transfer" restrictions requiring compliance with applicable securities laws and the terms of my Option Agreement.

     d. So long as I am subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, I will furnish to the Company a copy of each Form 4 filed by me and will timely file all reports required under the federal securities laws.

     e. I will report to the Company all sales of Option Shares on the form prescribed from time to time by the Company.

     The Option Shares specified above are to be issued in the following registration (husband and wife will be shown to be joint tenants unless I state that the Option Shares will be held as community property or as tenants in common):



__________________________________  ________________________________
(Print your name)					              (Signature)


__________________________________  ________________________________
(Option - Print name of spouse if
  you wish joint registration)
                                    ________________________________
                                    Address